Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-8686) of our report dated June 29, 2023, relating to the financial statements and supplemental schedule of Fresenius Medical Care North America 401(k) Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ Withum Smith + Brown, PC

East Brunswick, New Jersey

June 29, 2023

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